Exhibit 4(j)


                            SECURITIES RESOLUTION NO.
                                       OF
                             WESTERN RESOURCES, INC.

     I, , Secretary of Western Resources, Inc. (the "Company"), do hereby certify that the attached is a true and correct copy of Securities Resolution No. duly adopted by the of the Company pursuant to authorization delegated to him by the Committee of the Board of Directors of the Company at a meeting called and held on the day of ; that a quorum of said Board Committee was present at said meeting and voted throughout; and I do further certify that said resolution has not been rescinded and remains in full force and effect.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of WESTERN RESOURCES, INC. this day of .




                        By:_____________________________
                                      Name:
                                             Title:


[CORPORATE SEAL]

                            [ ]% SENIOR NOTES DUE [ ]

                          SECURITIES RESOLUTION NO.[ ]
                                       OF
                             WESTERN RESOURCES, INC.

     The actions described below are taken by the Board of Directors (the "Board") of WESTERN RESOURCES, INC. (the "Company"), or by an Officer or committee of Officers pursuant to Board delegation, in accordance with resolutions adopted by the Board as of [ ], resolutions adopted by the Committee of the Board as of [ ], and Section 2.02 of the Indenture dated as of [ ] (the "Indenture") between the Company and Harris Trust and Savings Bank, Trustee. Terms used herein and not defined have the same meaning given such terms in the Indenture.

     RESOLVED, that a new series of Securities is authorized as follows:

     1.   The title of the series is [ ]% Senior Notes due [ ] ("Senior Notes").

     2.   The form of the Senior  Notes  shall be  substantially  in the form of
          Exhibit 1 hereto.

     3.   The Senior Notes shall have the terms set forth in Exhibit 1.

     4. [The Senior Notes shall have the terms set forth in Section 3.07 of the Indenture].

     5. The Senior Notes shall be sold to the underwriter(s) named in the Prospectus Supplement dated [ ] on the following terms:

                  Price to Public:
                  Underwriting Discount:
                  Closing Date:

         This Securities Resolution shall be effective as of [ ].


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